UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2010

ARCADIA RESOURCES, INC.
 (Exact name of registrant as specified in its charter)

Nevada	001-32935	88-0331369
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9320 Priority Way West Drive, Indianapolis, Indiana	46240
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (317) 569-8234

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 28, 2010, Arcadia Resources, Inc. (the “Company”) entered into a Placement Agent Agreement (the “Placement Agent Agreement”) with Wilmington Capital Securities, LLC (the “Placement Agent”), relating to a registered direct offering of up to 15,625,000 shares of the Company’s common stock, par value $0.001 per share (the “Shares”) at a purchase price of $0.32 per Share (the “Offering”). If all of the Shares offered are sold, the net proceeds from the sale of the Shares, after deducting the fees of the Placement Agent and before expenses is estimated to be approximately $4,650,000. The Company currently intends to use the net proceeds from the offering for general corporate purposes, including the funding of any working capital needs and expansion of its pharmacy business.

Pursuant to the Placement Agent Agreement, the Placement Agent agreed to arrange, on a reasonable best efforts basis, for the sale of the Shares and the Company will pay the Placement Agent a fee equal to 7.0% of the gross proceeds received by the Company for the sale of the Shares. The Company also agreed to reimburse the Placement Agent for all costs and expenses incurred by the Placement Agent in connection with this offering, including up to $15,000 for the fees, disbursements and other charges of counsel to the Placement Agent. The Offering is expected to close on a date specified by the Company and the Placement Agent that is not later than November 5, 2010. The Placement Agent Agreement contains representations and warranties that the parties made solely for the benefit of each other, in the context of all of the terms and conditions of the agreement. Accordingly, other investors, holders and stockholders may not rely on such representations and warranties. Furthermore, such representations and warranties are made only as of the date of the Placement Agent Agreement. Information concerning the subject matter of such representations and warranties may change after the date of the Placement Agent Agreement, and any such changes may not be fully reflected in the Company’s reports or other filings with the Securities and Exchange Commission (the “SEC”). The foregoing is only a brief description of the material terms of the Placement Agent Agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the form of Placement Agent Agreement that is filed as Exhibit 1.1 hereto and is incorporated herein by reference.

In connection with the Offering, the Company will enter into definitive Subscription Agreements with various investors identified by the Placement Agent. The closing of the Offering is expected to occur no later than two (2) business days after the execution of the Subscription Agreement and upon compliance with all closing conditions, including the Company’s receipt of the purchase price and Company’s receipt of NYSE AMEX approval of the listing of additional shares. The Subscription Agreements will terminate if the closing does not occur before November 15, 2010 or if the Placement Agent Agreement is terminated. The Subscription Agreements contain representations and warranties that the parties made to, and solely for the benefit of, the other in the context of all of the terms and conditions of such agreement. The foregoing is only a brief description of the material terms of the Subscription Agreements, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the form of Subscription Agreement that is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

The Shares offered by the Company will be registered pursuant to a prospectus supplement to be filed with the SEC in connection with a takedown from the Company’s existing shelf registration statement on Form S-3 (Registration No. 333-168084), which was declared effective by the SEC on July 29, 2010.

A copy of the opinion of Ice Miller LLP relating to the valid issuance of the Shares is attached hereto as Exhibit 5.1.

On October 29, 2010, the Company issued a press release regarding the Offering. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

Exhibit 1.1	Placement Agent Agreement between the Company and Wilmington Capital Securities, LLC dated October 28, 2010

Exhibit 5.1	Legal Opinion

Exhibit 10.1	Form of Subscription Agreement

Exhibit 99.1	Press Release dated October 29, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 29, 2010	Arcadia Resources, Inc.

	By:	/s/ Matthew R. Middendorf

	Its:	Matthew R. Middendorf Chief Financial Officer, Treasurer and Secretary